Exhibit 4.8

Execution Version

FOURTH ADDENDUM TO THE TERM AND REVOLVING CREDIT FACILITIES

AGREEMENT

SIBANYE GOLD LIMITED

arranged by

BANK OF CHINA LIMITED JOHANNESBURG BRANCH

FIRSTRAND BANK LIMITED (acting through its Rand Merchant Bank division)

NEDBANK LIMITED

(acting through its Nedbank Capital and Nedbank Corporate divisions)

as Mandated Lead Arrangers

and

ABSA BANK LIMITED

INVESTEC BANK LIMITED (acting through its Corporate and Institutional Banking Division)

JPMORGAN CHASE BANK, N.A., JOHANNESBURG BRANCH

THE STANDARD BANK OF SOUTH AFRICA LIMITED (acting through its Corporate and

Investment Banking division)

as Co-Arrangers

with

NEDBANK LIMITED

(acting through its Nedbank Capital division)

as Facility Agent

and

THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1

as Lenders

and

OPICONSIVIA TRADING 305 (RF) PROPRIETARY LIMITED

as Debt Guarantor

CONTENTS

1.	DEFINITIONS AND INTERPRETATION	3

2.	AMENDMENTS EFFECTIVE ON THE SIGNATURE DATE	3

3.	SAVINGS	3

4.	VARIATION	4

5.	COUNTERPARTS	4

PARTIES:

This Agreement is made between:

(1)	SIBANYE GOLD LIMITED as Original Borrower;

(2)	BANK OF CHINA LIMITED JOHANNESBURG BRANCH, FIRSTRAND BANK LIMITED (acting through its Rand Merchant Bank division) and NEDBANK LIMITED (acting through its Nedbank Capital and Nedbank Corporate divisions) as mandated lead arrangers (the Mandated Lead Arrangers);

(3)	ABSA BANK LIMITED, INVESTEC BANK LIMITED (acting through its Corporate and Institutional Banking Division), JPMORGAN CHASE BANK, N.A., JOHANNESBURG BRANCH and THE STANDARD BANK OF SOUTH AFRICA LIMITED (acting through its Corporate and Investment Banking division), as co-arrangers (the Co-Arrangers);

(4)	NEDBANK LIMITED (acting through its Nedbank Capital division) as agent of the other Finance Parties (the Facility Agent);

(5)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Lenders) as lenders (the Lenders); and

(6)	OPICONSIVIA TRADING 305 (RF) PROPRIETARY LIMITED (as Debt Guarantor).

WHEREAS

A.	Reference is made to the ZAR R4,500,000,000 Term and Revolving Credit Facilities Agreement concluded between the Original Borrower, Arrangers, Lenders, Facility Agent and the Debt Guarantor on or about 10 December 2013, as amended by the First Addendum, the Second Addendum and the Third Addendum, as defined below (the Term and Revolving Credit Facilities Agreement).

B.	The Parties wish to further amend the Term and Revolving Credit Facilities Agreement, on the terms and subject to the conditions of this Addendum, to further extend the period within which the Driefontein Mortgage Bond and the Driefontein Special Notarial Bond are to be registered.

C.	Unless otherwise defined in this Addendum, terms and expressions defined in the Term and Revolving Credit Facilities Agreement have the same meaning in this Addendum.

D.	The provisions of clauses 1 (Definitions and Interpretation), 30 (Notices), 32 (Partial Invalidity), 33 (Remedies and waivers), 34 (Amendments and Waivers), 35 (Confidentiality) 40 (Sole Agreement), 41 (No implied Terms), 42 (Extensions and Waivers), 43 (Independent Advice) and 44 (Governing Law and Jurisdiction) of the Term and Revolving Credit Facilities Agreement apply to this Addendum, mutatis mutandis, as if set out in this Addendum in full.

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions

For the purposes of this Addendum and the preamble above, unless the context requires otherwise:

1.1.1.	Addendum means this Fourth Addendum to the Term and Revolving Credit Facilities Agreement and its Schedule;

1.1.2.	First Addendum means the First Addendum to the Term and Revolving Credit Facilities Agreement concluded between the Parties on or about 13 March 2014;

1.1.3.	Parties means parties to the Term and Revolving Credit Facilities Agreement, and Party means, as the context requires, any one of them;

1.1.4.	Second Addendum means the Second Addendum to the Term and Revolving Credit Facilities Agreement concluded between the Parties on or about 12 May 2014;

1.1.5.	Signature Date means the signature date of this Addendum by the last Party signing in time; and

1.1.6.	Third Addendum means the Third Addendum to the Term and Revolving Credit Facilities Agreement concluded between the Parties on or about 22 July 2014.

2.	AMENDMENTS EFFECTIVE ON THE SIGNATURE DATE

With effect from the Signature Date, the Term and Revolving Credit Facilities Agreement shall be amended by the substitution of:

2.1.	Clause 21.20 with the following:

“21.20	Driefontein Mortgage Bond and Driefontein Special Notarial Bond

The Original Borrower shall ensure that the Driefontein Mortgage Bond and the Driefontein Special Notarial Bond are registered at the applicable Deeds Registry within 9 (nine) Months from the Effective Date.”; and

2.2.	Clause 22.16.3 with the following:

“22.16.3	the Driefontein Mortgage Bond and/or the Driefontein Special Notarial Bond are not registered at the applicable Deeds Registry within 9 (nine) Months from the Effective Date.”.

3.	SAVINGS

3.1.	Save to the extent expressly set out in this Addendum the terms of the Term and Revolving Credit Facilities Agreement shall remain unaltered and of full force and effect.

3.2.	The Parties record that the amendment to the Term and Revolving Credit Facilities Agreement as provided for in this Addendum shall not (and is in no way intended to) constitute a novation by any of the Parties of the agreement recorded in the Term and Revolving Credit Facilities Agreement.

4.	VARIATION

No agreement to vary, add to or cancel this Addendum shall be of any force or effect unless reduced to writing and signed by or on behalf of the Parties.

5.	COUNTERPARTS

This Addendum may be executed in any number of counterparts and by different Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SIGNED at Libanon on this the 18th day of August 2014.

For and on behalf of SIBANYE GOLD LIMITED (as Original Borrower)

/s/ C Keyter
Signatory: C Keyter
Capacity: CFO
Who warrants his authority hereto

SIGNED at Sandton on this the 13th day of August 2014.

For and on behalf of
BANK OF CHINA LIMITED JOHANNESBURG BRANCH (as Original Lender and Mandated Lead Arranger)

/s/ DR Feng Li
Signatory: DR Feng Li
Capacity: Executive Vice President
Who warrants his authority hereto

SIGNED at Sandton on this the 13th day of August 2014.

For and on behalf of
FIRSTRAND BANK LIMITED (acting through its RAND MERCHANT BANK division) (as Original Lender and Mandated Lead Arrangers)

/s/ U. Lucht
Signatory: U. Lucht
Capacity: Authorised Signatory
Who warrants his authority hereto

/s/ H. Mathiesen
Signatory: H. Mathiesen
Capacity: Authorised Signatory
Who warrants his authority hereto

SIGNED at Sandton on this the 13th day of August 2014.

For and on behalf of
NEDBANK LIMITED (acting through its Nedbank Capital division) (as Facility Agent, Original Lender and Mandated Lead Arranger)

/s/ G. L. Webber
Signatory: G. L. Webber
Capacity: Authorised Signatory
Who warrants his authority hereto

/s/ FP Jansen van Rensburg
Signatory: FP Jansen van Rensburg
Capacity: Authorised Signatory
Who warrants his authority hereto

SIGNED at Rosebank on this the 13th day of August 2014.

For and on behalf of
NEDBANK LIMITED (acting through its Nedbank Corporate division) (as Original Lender and Mandated Lead Arranger)

/s/ A. Patel
Signatory: A. Patel
Capacity: Authorised Signatory
Who warrants his authority hereto

/s/ M. Steenkamp
Signatory: M. Steenkamp
Capacity: Authorised Signatory
Who warrants his authority hereto

SIGNED at Sandton on this the 13th day of August 2014.

For and on behalf of
ABSA BANK LIMITED
(as Original Lender and Co-Arranger)

/s/ A Chetty
Signatory: A Chetty Capacity: Authorised Signatory
Who warrants his authority hereto

/s/ A Sam
Signatory: A Sam Capacity: Authorised Signatory
Who warrants his authority hereto

SIGNED at Sandton on this the 13th day of August 2014.

For and on behalf of
INVESTEC BANK LIMITED (acting through its Corporate and Institutional Banking Division) (as Original Lender and Co-Arranger)

/s/ H.A. Van Dalsen
Signatory: H.A. Van Dalsen Capacity: Authorised Signatory
Who warrants his authority hereto

/s/ P. Ford
Signatory: P. Ford Capacity: Authorised Signatory
Who warrants his authority hereto

SIGNED at Illovo on this the 13th day of August 2014.

For and on behalf of
JPMORGAN CHASE BANK, N.A., JOHANNESBURG BRANCH
(as Original Lender and Co-Arranger)

/s/ M Allen
Signatory: M Allen Capacity: Senior Country Counsel
Who warrants his authority hereto

SIGNED at Rosebank on this the 13th day of August 2014.

For and on behalf of
THE STANDARD BANK OF SOUTH AFRICA LIMITED (acting through its CORPORATE AND INVESTMENT BANKING division)
(as Original Lender and Co-Arranger)

/s/ Z Sarang
Signatory: Z Sarang Capacity: Executive Vice President Investment Banking
Who warrants his authority hereto

SIGNED at Sandton on this the 13th day of August 2014.

For and on behalf of
ASHBURTON SA CREDIT CO-INVESTMENT FUND 1 (RF) PROPRIETARY LIMITED (as Lender)

/s/ C Sherman L Botha
Signatory: C Sherman L Botha Capacity: Director Administration
Who warrants his authority hereto

/s/ Linsa Botha
Signatory: Linsa Botha
Capacity: Ashburton Administrator
Who warrants his authority hereto

SIGNED at Sandton on this the 14th day of August 2014.

For and on behalf of
iNGUZA INVESTMENTS (RF) LIMITED (as
Lender)

/s/ B van der Merwe
Signatory: B van der Merwe Capacity: Authorised Signatory
Who warrants his authority hereto

SIGNED at Cape Town on this the 13th day of August 2014.

For and on behalf of
OPICONSIVIA TRADING 305 (RF) PROPRIETARY LIMITED (as Debt Guarantor)

/s/ T. Ross-Gillespie
Signatory: T. Ross-Gillespie Capacity: Director
Who warrants his authority hereto

Signatory: Capacity:
Who warrants his authority hereto

SCHEDULE 1

THE ORIGINAL LENDERS

Part I: The Original Facility A Lenders

ABSA Bank Limited	A public company and registered bank duly incorporated under the laws of South Africa, with registration number 1986/004794/06

Ashburton SA Credit Co-Investment Fund 1 (RF) Proprietary Limited	A private company duly incorporated under the laws of South Africa, with registration number 2014/072618/07

Bank of China Limited Johannesburg Branch	An external company and registered bank duly incorporated in accordance with the laws of South Africa, with registration number 2000/008434/10

FirstRand Bank Limited (acting through its Rand Merchant Bank division)	A public company and registered bank duly incorporated under the laws of South Africa, with registration number 1929/001225/06

iNguza Investments (RF) Limited	A public company duly incorporated under the laws of South Africa, with registration number 2008/003346/06

Investec Bank Limited (acting through its Corporate and Institutional Banking Division)	A public company and registered bank duly incorporated under the laws of South Africa, with registration number 1969/004763/06

JPMorgan Chase Bank, N.A., Johannesburg Branch	An external company and registered bank duly incorporated in accordance with the laws of South Africa, with registration number 2001/016069/10

Nedbank Limited (acting through its Nedbank Capital and Nedbank Corporate divisions)	A public company and registered bank duly incorporated under the laws of South Africa, with registration number 1951/000009/06

The Standard Bank of South Africa Limited (acting through its Corporate and Investment Banking division)	A public company and registered bank duly incorporated under the laws of South Africa, with registration number 1962/000738/06

Part II: The Original Facility B Lenders

Bank of China Limited Johannesburg Branch	An external company and registered bank duly incorporated in accordance with the laws of South Africa, with registration number 2000/008434/10

FirstRand Bank Limited (acting through its Rand Merchant Bank division)	A public company and registered bank duly incorporated under the laws of South Africa, with registration number 1929/001225/06

Investec Bank Limited (acting through its Corporate and Institutional Banking Division)	A public company and registered bank duly incorporated under the laws of South Africa, with registration number 1969/004763/06

JPMorgan Chase Bank, N.A., Johannesburg Branch	An external company and registered bank duly incorporated in accordance with the laws of South Africa, with registration number 2001/016069/10

Nedbank Limited (acting through its Nedbank Capital and Nedbank Corporate divisions)	A public company and registered bank duly incorporated under the laws of South Africa, with registration number 1951/000009/06